EXHIBIT 5.1
[Letterhead of McDermott Will & Emery LLP]

May 17, 2024

Huron Consulting Group Inc.
550 West Van Buren Street
Chicago, Illinois 60607

Re: Huron Consulting Group Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering an aggregate of 225,000 shares (the “Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of Huron Consulting Group Inc., a Delaware corporation (the “Company”), consisting of an additional 200,000 shares of Common Stock authorized for issuance under an amendment to the Huron Consulting Group Inc. Stock Ownership Participation Program, as amended (the “Plan”), plus 225,000 shares of Common Stock that may become available for issuance pursuant to the share counting and share recycling provisions of the Plan.

We have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments, documents and records which we have deemed relevant and necessary for the purposes of the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based on the foregoing, we advise you that, in our opinion, all corporate proceedings necessary for the authorization, issuance and delivery of the Shares have been duly taken and, when issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/McDermott Will & Emery LLP